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Exhibit 23.2

Consent of Independent Auditors

    We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333) pertaining to the AVAX Technologies, Inc. Amended and Restated 1992 Stock Option Plan, of our report dated January 14, 2000, with respect to the consolidated financial statements of AVAX Technologies, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Kansas City, Missouri

July 31, 2000

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Consent of Independent Auditors